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                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT ("Agreement") is made and entered into this 10th day of February, 1995, by and between LINPAC MOULDINGS LIMITED ("LINPAC"), with its principal office at Deykin Avenue, Witton, Birmingham B6 7HY, England on the one hand and C. Richard Roper, as Custodian for Cathy Diane Roper under the Uniform Transfers to Minor Act (the "Shareholder").

         WHEREAS, ROPAK CORPORATION is a Delaware corporation (the "Company") with its principal office located at 660 S. State College Blvd., Fullerton, California 92631-5138;

         WHEREAS, the Shareholder owns 3,659 shares (the "Shares") of common stock of the Company (the "Common Stock");

         WHEREAS, the Shareholder desires to sell and LINPAC desires to purchase the Shares;

         NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants, agreements and promises herein contained, the parties agree as follows:

         SECTION 1.               PURCHASE AND SALE

         The Purchase Price for the Shares shall be $10.50 per share.

         SECTION 2.               CLOSING

         2.1.     Closing.        The transfer of stock (the "Closing") shall
occur through delivery service or at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois on the date hereof.

         2.2.    Deliveries by LINPAC.     At the Closing, LINPAC shall deliver
a check in the amount of $38,419.50 payable to the Shareholder and such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

         2.3.    Deliveries by Shareholder.        At the Closing, Shareholder
shall deliver the following:

                 (a) a certificate for 3,659 shares of Common Stock together with a stock power endorsed in blank with signature guaranteed; and

                 (b) such other endorsements, instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

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         SECTION 3.               REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         Shareholder represents and warrants to LINPAC as of the date hereof and as of the Closing, as follows:

         3.1.    Authority.       Shareholder has all requisite power and
authority, without the consent of any other person, to execute and deliver this Agreement and the documents to be delivered at the Closing and to carry out the transactions contemplated hereby and thereby.

         3.2.    Validity.        This Agreement has been duly executed and
delivered and constitutes the lawful, valid and binding obligation of Shareholder, enforceable in accordance with its terms. No approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other government authority, is required for the execution and delivery by Shareholder of this Agreement or the performance by Shareholder of its obligations hereunder.

         3.4.    Common Stock.    Shareholder is the owner of the Shares and
has good, marketable and indefeasible title thereto and the absolute right to sell, assign, transfer and deliver the same, free and clear of all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other limitation, encumbrance or restriction of any kind.

         SECTION 4.               REPRESENTATIONS AND WARRANTIES OF LINPAC

         LINPAC hereby represents and warrants to Shareholder as of the date hereof and as of the Closing, as follows:

         4.1.    Authority.       LINPAC has all requisite power and authority,
without the consent of any other person, to execute and deliver this Agreement and the documents to be delivered at the Closing, and to carry out the transactions contemplated hereby and thereby. LINPAC is a private company limited by shares organized and validly existing under the laws of the United Kingdom.

         4.2.    Validity.        This Agreement has been duly executed and
delivered and constitutes the lawful, valid and legally binding obligation of
LINPAC.   No approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other government authority, is required for the execution and delivery by LINPAC of this Agreement or the performance by LINPAC of its obligations hereunder.





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         SECTION 5.               SURVIVAL AND INDEMNIFICATION

         The representations and warranties in this Agreement will survive the Closing. Each party shall indemnify and hold harmless the other from any and all loss, liability, cost, expense, claim or obligation arising from any breach of any representation and warranty or failure to fulfill any covenant hereunder.

         SECTION 6.               GENERAL PROVISIONS

         6.1.    Notices.         All notices, requests, demands and other
communications hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, commercial overnight courier (such as Express Mail, Federal Express, etc.) with written verification of receipt or by telecopy.

         6.2.    Expenses.   Each party to this Agreement shall pay its own
costs and expenses in connection with the transactions contemplated hereby.

         6.3.    Counterparts.    This Agreement may be executed simultaneously
in two or more counterparts each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         6.4.    Entire  Transaction.      This Agreement and the documents
referred to herein contain the entire understanding among the parties with respect to the actions contemplated hereby and supersedes all other agreements, understandings and undertakings among the parties on the subject matter hereof.

         IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Agreement to be executed all as of the date first written above.


LINPAC MOULDINGS LIMITED               SHAREHOLDER


By:  /s/  DAVID A. WILLIAMS            /s/  C. RICHARD ROPER
     David A. Williams                 C. Richard Roper as Custodian
Its: Managing Director                 for Cathy Diane Roper





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